UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 20, 2010 (January 14, 2010)

SL GREEN REALTY CORP.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-13199	13-3956775
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 Lexington Avenue, New York, New York 10170

(Address of Principal Executive Offices) (Zip Code)

(212) 594-2700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement.

Underwriting Agreement

On January 20, 2010, SL Green Realty Corp. (the “Company”) completed an underwritten public offering (the “Offering”) of 5,400,000 shares of its 7.625% Series C Cumulative Redeemable Preferred Stock with a liquidation preference of $25.00 per share, $0.01 par value per share (the “Shares”), with Banc of America Securities LLC and Wells Fargo Securities, LLC acting as representatives of the several underwriters of the Offering (the “Underwriters”).  The Shares were issued and sold by the Company to the Underwriters at a public offering price of $23.53 per Share pursuant to an underwriting agreement (the “Underwriting Agreement”) dated as of January 14, 2010 by and among the Company, SL Green Operating Partnership, L.P., the operating partnership through which the Company conducts its real estate activities (the “Operating Partnership”), and the Underwriters.  A copy of the Underwriting Agreement is filed herewith as Exhibit 1.1 and incorporated herein by reference.

The net proceeds to the Company from the Offering after deducting underwriting discounts and commissions and transaction expenses were approximately $122.6 million.  The Company plans to use the net proceeds from the offering for general corporate and/or working capital purposes, which may include investment opportunities, purchases of the indebtedness of its subsidiaries in the open market from time to time and the repayment of indebtedness at the applicable maturity or put date.

Amendment to First Amended and Restated Agreement of Limited Partnership of SL Green Operating Partnership, L.P.

On January 20, 2010, the Company, as the general partner of the Operating Partnership, entered into an eighth amendment to the Operating Partnership's First Amended and Restated Agreement of Limited Partnership, dated August 20, 1997 (the "Eighth Amendment"), to permit the issuance of additional units of limited partnership interest in the Operating Partnership with substantially identical economic terms as the Shares issued in the Offering.

The foregoing description of the Eighth Amendment is qualified in its entirety by reference to the Eighth Amendment, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 19, 2010, the Company filed Articles Supplementary (the “Additional Series C Articles Supplementary”) with the Department of Assessments and Taxation of the State of Maryland reclassifying and designating the Shares as 7.625% Series C Cumulative Redeemable Preferred Stock, par value $0.01 per share. Dividends on the Shares issued in the Offering shall begin to accrue and be fully cumulative from January 15, 2010, and the first dividend on the Shares will be paid on April 15, 2010.

The foregoing description of the Additional Series C Articles Supplementary is qualified in its entirety by reference to the Additional Series C Articles Supplementary, a copy of which is filed herewith as Exhibit 3.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

1.1

Underwriting Agreement dated January 14, 2010 by and among the Company, SL Green Operating Partnership, L.P., and Banc of America Securities LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein

3.1	Articles Supplementary reclassifying and designating an additional 5,400,000 shares of preferred stock as 7.625% Series C Cumulative Redeemable Preferred Stock, par value $.01 per share
5.1	Opinion of Venable LLP
10.1	Eighth Amendment to the First Amended and Restated Agreement of Limited Partnership of SL Green Operating Partnership, L.P.
23.1	Consent of Venable LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SL GREEN REALTY CORP.

Dated: January 20, 2010	By:	/s/ GREGORY F. HUGHES
Gregory F. Hughes
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1

Underwriting Agreement dated January 14, 2010 by and among the Company, SL Green Operating Partnership, L.P., and Banc of America Securities LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein

3.1	Articles Supplementary reclassifying and designating an additional 5,400,000 shares of preferred stock as 7.625% Series C Cumulative Redeemable Preferred Stock, par value $.01 per share
5.1	Opinion of Venable LLP
10.1	Eighth Amendment to the First Amended and Restated Agreement of Limited Partnership of SL Green Operating Partnership, L.P.
23.1	Consent of Venable LLP (included in Exhibit 5.1)